                                                                      Exhibit 21


                    SUBSIDIARIES OF TEXAS UTILITIES COMPANY

                                              STATE OF INCORPORATION
Texas Utilities Electric Company                    Texas
Southwestern Electric Service Company               Texas
Texas Utilities Fuel Company                        Texas
Texas Utilities Mining Company                      Texas
Texas Utilities Services Inc.                       Texas
Basic Resources Inc.                                Texas
Chaco Energy Company                             New Mexico
Texas Utilities Properties Inc.                     Texas

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